Exhibit 10.2
FIRST AMENDMENT DATED AS OF SEPTEMBER 29, 2008
TO CREDIT AGREEMENT DATED AS OF JULY 21, 2006
          This Amendment (this “Amendment”), dated as of September 29, 2008, is made by and among LITTELFUSE, INC., a Delaware corporation (the “Borrower”), the banks party hereto (the “Banks”), and Bank of America, N.A., as Agent (the “Agent”). Terms defined in the Credit Agreement shall have the same respective meanings when used herein.
          W I T N E S S E T H:
          WHEREAS, the Borrower and the Banks, and the Agent are parties to that certain Credit Agreement, dated as of July 21, 2006 (as amended, the “Credit Agreement”);
          WHEREAS, the Borrower and the Required Banks have agreed to amend the Credit Agreement on the terms and conditions contained herein;
          NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which is hereby acknowledged), the parties hereto, intending legally to be bound, hereby agree as follows:
SECTION 1. AMENDMENT
          1.1 Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical order:
     “JPM Loan Agreement” means the Loan Agreement dated as of September 29, 2008, among the Borrower, the banks party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent, as it may be amended, restated, modified or supplemented from time to time”.
     “Note Purchase Agreement” means that certain proposed Note Purchase Agreement to be executed on or before December 31, 2008, among the Borrower and the purchasers party thereto, as it may be amended, modified or supplemented from time to time”.
          1.2 Section 7.09 of the Credit Agreement is hereby amended to read in its entirety as follows:
     7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to Borrower or any Guarantor or to otherwise transfer property to Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of Borrower or (iii) of Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) so long as such negative pledge is on then-market terms and otherwise customary for such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person. Notwithstanding the foregoing, the provisions of this Section 7.09 shall not apply to the JPM Loan Agreement, the Note Purchase Agreement or the Guaranteed Notes issued thereunder or the transactions contemplated thereby.
SECTION 2. REPRESENTATION AND WARRANTIES
          The Borrower hereby represents and warrants to the Agent and the Banks that:
          2.1 This Amendment has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy and other laws affecting the rights of creditors generally and by general principles of equity;
          2.2 The representations and warranties of the Borrower set forth in Article V of the Credit Agreement are true and correct as of the date hereof as though made on the date hereof and as though applied to the Credit Agreement as amended by this Amendment;
          2.3 No Default or Event of Default has occurred and is continuing; and
          2.4 The Borrower has furnished to the Agent a true and correct copy of the JPM Credit Agreement.
SECTION 3. GENERAL
          3.1 This Amendment shall become effective as of September 29, 2008, subject, however, to the receipt by the Agent of counterparts of this Amendment, executed by the Borrower and the Required Banks.
          3.2 Except as amended or modified by this Amendment, the Credit Agreement remains in full force and effect. References to the Credit Agreement in any other document shall be deemed to include a reference to the Credit Agreement as amended or modified hereby, whether or not reference is made to this Amendment.
          3.3 The Borrower covenants to pay to or reimburse the Agent, upon demand, for all costs and expenses (including legal expenses) in connection with the development, preparation, negotiation, execution and delivery of this Amendment.
          3.4 This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois, without giving effect to principles of conflicts of laws.
          3.5 All obligations of the Borrower and rights of the Agent and the Banks, that are expressed herein, shall be in addition to and not in limitation to those provided by applicable law. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

          3.6 This Amendment shall be binding upon and inure to the benefit of the parties and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.
          3.7 This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of such party shall bind such party with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.
          3.8 This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supercedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 10.1 of the Credit Agreement.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused the execution and delivery hereof by their respective representatives thereunto duly authorized as of the date first herein appearing.

LITTELFUSE, INC.

By:	/s/ Philip G. Franklin

Name:	Philip G. Franklin
Title:	Vice President, Operations Support and
Chief Financial Officer

BANK OF AMERICA, N.A., as Agent

By:	/s/ Michael Brashler

Name:	Michael Brashler
Title:	Vice President

BANK OF AMERICA, N.A., as Bank

By:	/s/ Carlos Morales

Name:	Carlos Morales
Title:	Vice President

THE NORTHERN TRUST COMPANY

By:	/s/ William R. Kopp

Name:	William R. Kopp
Title:	Vice President

NATIONAL CITY BANK OF MICHIGAN/ILLINOIS

By:

Name:

Title:

JPMORGAN CHASE BANK, N.A.

By:	/s/ Jonathan Twichell

Name:	Jonathan Twichell
Title:	Senior Vice President

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